Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports First Quarter 2016 Financial Results
-Growth driven by U.S. Veterans Administration and Commercial Insurance Reimbursement-

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, May 5, 2016 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “the Company”) today announced its financial results for the three-month period ended March 31, 2016.

Highlights of and subsequent to the first quarter include:

•	Total revenue for the first quarter was $2.1 million, compared to $635,000 for the first quarter of 2015;

•	Placed 32 ReWalk systems during the first quarter of 2016, compared to 13 ReWalk systems during the first quarter of 2015; represents most units placed to-date;

•	Gross margin improved to 23.9% largely driven by increased volume;

•	U.S. Department of Veterans Affairs (“VA”) purchased 20 ReWalk devices for their multi-center national study of the quality of life and health benefits of exoskeleton use;

•	First comprehensive reimbursement coverage policy for ReWalk exoskeletons issued by commercial payer;

•	First insurance reimbursement denial overturned on appeal with an independent medical review organization determining that the ReWalk system is not an experimental or investigational technology;

•	First-ever meta-analysis of exoskeleton technologies concluded powered exoskeleton systems are safe in real-world settings and confer health benefits to users;

•	First-of-its-kind quality of life case study published in the peer-reviewed journal Spinal Cord Series and Cases, demonstrated that use of the ReWalk exoskeleton resulted in significant improvements in the quality of life for an individual with spinal cord injury; and,

•	Seasoned medical device industry veteran, Peter L. Wehrly, appointed to ReWalk’s Board of Directors effective April 5, 2016.

“We had a strong start to the year with a significant increase in revenues for the first quarter of 2016. Our efforts to build a solid foundation for ReWalk in key areas including market development and reimbursement are delivering early and promising results. Reimbursement remained a key focus area for us during the quarter. We secured our first comprehensive commercial payer policy, and won our first coverage denial appeal enabling a ReWalker in the U.S. to receive a personal unit.” stated Larry Jasinski, Chief Executive Officer.

“Additionally, the initiation of the VA’s prospective multi-year randomized trial resulted in their procurement of 20 ReWalk systems during the quarter. We are proud to help the VA continue its ground-breaking work in developing clinical data to document the benefits of walking again,” stated Jasinski. “With the VA’s national standard operating procedure that covers ReWalk systems now fully implemented, we have now provided two ReWalk exoskeletons to veterans for home and community use. With these early strategic successes, we will continue to build our foundation, prioritizing reimbursement efforts, demonstrating the benefits of exoskeleton use through clinical studies and publications, building our sales pipeline and remaining at the forefront of product innovation,” concluded Jasinski.

First Quarter 2016 Financial Results

Total revenue was $2.1 million for the first quarter of 2016, compared with $635,000 in the first quarter of 2015, and up sequentially from $1.3 million in the fourth quarter of 2015. 32 ReWalk systems were placed during the first quarter, compared with 13 ReWalk systems placed in the prior year period, and 25 placed in the fourth quarter of 2015.

Gross margins increased to 24% in the first quarter reflecting increased volumes and stronger ASPs.

Total operating expenses in the first quarter of 2016 were $6.9 million, compared with $5.6 million in the first quarter of 2015. Operating expenses in the first quarter reflect investment in our commercial and reimbursement efforts.

Net loss was $(6.9) million for the first quarter of 2016 compared with a net loss of $(5.7) million in the prior year quarter. Non-GAAP net loss for the first quarter was $(5.9) million compared with a non-GAAP net loss of $(5.1) million in the first quarter of 2015.

A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of March 31, 2016, ReWalk had $21.8 million in cash and cash equivalents. On January 4, 2016, ReWalk entered into a loan agreement with Kreos Capital under which Kreos extended a line of credit for up to $20.0 million, of which ReWalk has currently drawn down $12.0 million.

Conference Call

ReWalk management will host its first quarter conference call as follows:

Date		May 5, 2016

Time		8:30 AM EDT

Telephone	U.S:	(844) 423-9889

	International:	(716) 247-5804

	Israel:	18 09 31 53 62

Access code		92679506

Webcast (live and archive)		www.rewalk.com under the “Investors” section.

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 92679506.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. Our mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit http://www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and to expand to new markets; ReWalk’s ability to maintain and grow its reputation and to achieve and maintain market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission on February 29, 2016 and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2016 and 2015, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude share-based compensation expense, depreciation and non-cash financial (income) expenses allow for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate the business.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Media Contact:

Jennifer Wlach

Senior Vice President

Mercury LLC

T: 202-261-4000

E: jwlach@mercuryllc.com

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ReWalk Robotics Reports First Quarter 2016 Financial Results

ReWalk Robotics Ltd.

Condensed Consolidated Statements of Operations

In thousands except per share data

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Revenue	$2,061	$635
Cost of revenues	1,568	602
Gross profit	493	33
Operating expenses:
Research and development	1,695	1,537
Sales and marketing	3,299	2,518
General and administration	1,914	1,499
Total operating expenses	6,908	5,554
Operating loss	(6,415)	(5,521)
Financial expenses, net	489	169
Loss before income taxes	(6,904)	(5,690)
Income taxes	18	16
Net loss	$(6,922)	$(5,706)
Net loss per ordinary share, basic and diluted	$(0.56)	$(0.48)
Weighted average shares outstanding, basic and diluted	12,323.79	12,007.16

Reconciliation of GAAP to Non-GAAP net loss:
Net loss	$(6,922)	$(5,706)
Non-cash share based compensation expense	717	586
Depreciation	163	44
Non-cash financial expenses	156	-
Non-GAAP net loss	$(5,886)	$(5,076)

ReWalk Robotics Reports First Quarter 2016 Financial Results

ReWalk Robotics Ltd.

Condensed Consolidated Balance Sheets

In thousands

	March 31,	December 31,
	2016	2015
Assets	Unaudited	Audited
Current assets
Cash & cash equivalents	$21,809	$17,869
Accounts receivable, net	2,441	2,146
Other short-term assets	1,469	1,227
Inventory	3,060	2,534
Total current assets	28,779	23,776
Other long-term assets	1,026	470
Properties and equipment, net	1,294	1,328
Total assets	$31,099	$25,574
Liabilities and equity
Current liabilities
Current maturities of long term loan	$2,626	$-
Accounts payable	2,852	2,474
Other liabilities	1,822	1,869
Total current liabilities	7,300	4,343

Long term loan	7,515	-
Other long-term liabilities	370	311
Shareholders' equity	15,914	20,920
Total liabilities and equity	$31,099	$25,574

ReWalk Robotics Reports First Quarter 2016 Financial Results

ReWalk Robotics Ltd.

Condensed Consolidated Statements of Cash Flows

In thousands

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net cash used in operating activities	$(6,937)	$(6,162)
Net cash provided by (used in) investing activities	(129)	1,296
Net cash provided by financing activities	11,006	-
Increase (decrease) in cash and cash equivalents	3,940	(4,866)
Cash and cash equivalents at beginning of period	17,869	41,829
Cash and cash equivalents at end of period	$21,809	$36,963

ReWalk Robotics Ltd.

Revenue and Units Placed by Region and Product

In thousands except units

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
United States	$1,739	$574
Europe	260	57
Asia Pacific	62	4
Total Revenue	$2,061	$635

Units Placed:
United States	26	10
Europe	5	3
Asia Pacific	1	-
Total Units Placed	32	13

Revenue:
Personal units revenue	$1,971	$610
Rehabilitation units revenue	90	25
Total Revenue	$2,061	$635

Units Placed:
Personal units placed	31	11
Rehabilitation units placed	1	2
Total Units Placed	32	13